HATTERAS FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         Hatteras Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors, has increased the number of authorized shares of Common Stock to 10,000,000,000.

         SECOND: Prior to the increase, the Corporation had authority to issue 5,000,000,000 shares of Common Stock, comprised of 3,000,000,000 shares of the Prime Portfolio Series Common Stock and 2,000,000,000 shares of Common Stock (which may be referred to by the Charter as shares of the Government Portfolio Series Common Stock) of the par value of $.001 per share, and having an aggregate par value for such shares of $5,000,000. The Corporation, subsequent to the increase, has authority to issue 10,000,000,000 shares of Common Stock, comprised of 3,000,000,000 shares of the Prime Portfolio Series Common Stock and 7,000,000,000 shares of Common Stock (which may be referred to by the Charter as shares of the Government Portfolio Series common Stock) of the par value of $.001 per share, and having an aggregate par value for all such shares of $10,000,000. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. The total number of shares of Common Stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the laws of the State of Maryland.

         THIRD: The Board of Directors has reclassified One Billion (1,000,000,000) of the authorized and unissued shares of the par value of $.001 per share of the Common Stock of the Corporation as shares of "Tax-Exempt Money Market Portfolio Series Common Stock" by setting or changing before the issuance of such shares, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions thereof as hereinafter set forth.

                  (a) The shares of the Tax-Exempt Money Market Portfolio Series Common Stock shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions;

                           (1) All consideration received by the Corporation for
                  the issue or sale of shares of the Tax-Exempt Money Market Portfolio Series Common Stock, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such class.

                           (2) Dividends or distributions on shares of the
                  Tax-Exempt Money Market Portfolio Series Common Stock, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class.

                           (3) In event of the liquidation or dissolution of the
                  Corporation, the holders of Tax-Exempt Money Market Portfolio Series Common Stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, other than general assets not belonging to any particular class, the assets belonging to such class. The assets so distributable to the holders of the Tax-Exempt Money Market Portfolio Series Common Stock shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation.

                           (4) The assets belonging to the Tax-Exempt Money
                  Market Portfolio Series Common Stock shall be charged with the liabilities of the Corporation in respect of such class and with such class' share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such class bears to the net asset value of all classes and in each case before the allocation of such general liabilities. The liabilities so charged to the Tax-Exempt Money Market Portfolio Series Common Stock are herein referred to as "liabilities belonging to" such class. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a given class or classes.

                           (5) On each matter submitted to a vote of the
                  stockholders, each holder of a share of Tax-Exempt Money Market Portfolio Series Common Stock shall be entitled to one vote for each such share standing in his name on the books of the Corporation and shall vote together with the holders of all classes of Common Stock as a single class; provided, however, that holders of the Tax-Exempt Money Market Portfolio Series Common Stock shall have the exclusive right to vote on any agreement, investment restriction or other matter requiring shareholder vote that relates only to the Tax-Exempt Money Market Portfolio and that to the extent class voting is required by the Investment Company Act of 1940 or Maryland law as to any such matter, those requirements shall apply. Any fractional share, if any such fractional share is outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends, but excluding the right to receive a stock certificate evidencing a fractional share.

                           (6) The net asset value of the Tax-Exempt Money
                  Market Portfolio Series Common Stock shall be computed separately from that of the Prime Portfolio Series Common Stock or the shares referred to herein as the Treasury Portfolio Series Common Stock or any other class of stock of the Corporation.

                  (b) Except as otherwise provided herein, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption applicable to the Corporation's stock as set forth in the Corporation's Charter, as it may be amended from time to time, shall apply to the Tax-Exempt Money Market Portfolio Series Common Stock.

         FOURTH: The Common Stock of the Corporation which is not otherwise reclassified by these Articles Supplementary or by the Charter as shares of the Prime Portfolio Series Common Stock or the Tax-Exempt Money Market Portfolio Series Common Stock or as Retail Class Shares of any Portfolio, and which may be referred to by the Charter as the Government Portfolio Series Common Stock, shall be referred to hereafter as shares of the "Treasury Portfolio Series Common Stock" or as the "Common Stock" of the Corporation, as the context requires.

         FIFTH: The Board of Directors has reclassified Five Billion ($5,000,000,000) of the authorized and unissued shares of the par value of $.001 per share of the Common Stock of the Corporation as follows:

             one billion (1,000,000,000) of the authorized, unissued shares of the Prime Portfolio Series Common Stock and one billion (1,000,000,000) shares of the authorized, unissued shares of Common Stock of the Corporation are reclassified as "Retail Class" Shares of the Prime Portfolio Series Common Stock; and

             one billion (1,000,000,000) shares of the authorized, unissued shares of Common Stock of the Corporation are reclassified as "Retail Class" Shares of the Tax-Exempt Money Market Portfolio Series Common Stock; and

             two billion (2,000,000,000) shares of the authorized, unissued shares of Common Stock of the Corporation are reclassified as "Retail Class" Shares of the Treasury Portfolio Series Common Stock;

by setting or changing before the issuance of such shares, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as hereinafter set forth. The one billion (1,000,000,000) shares of the Tax-Exempt Money Market Portfolio Series Common Stock described in Article THIRD of these Articles Supplementary are hereby reclassified as the "Non-Retail" Class of the Tax-Exempt Money Market Portfolio Series Common Stock by further setting or changing before the issuance of such shares, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as hereinafter set forth. The remaining two billion (2,000,000,000) shares of the Prime Portfolio Series Common Stock and the remaining two billion (2,000,000,000) shares of the Treasury Portfolio Series Common Stock shall be hereinafter referred to as the "Non-Retail" Class of the Prime Portfolio Series Common Stock and the Treasury Portfolio Series Common Stock, respectively.

The shares of the Retail Classes and the Non-Retail Classes of the Prime, Treasury and Tax-Exempt Money Market Portfolio Series Common Stock, respectively, (referred to herein individually as a "Class" or collectively as the "Classes") shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption described each for the corresponding Portfolio which shall apply to the several Retail and Non-Retail Classes of such Portfolio as a whole and shall not differentiate between such Retail and Non-Retail classes of a Portfolio. In addition to those items, the terms below shall apply:

             (a) All consideration received by the Corporation for the issue or sale of shares of each Class of each Portfolio, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" each such Class. The assets belonging to each class of each Portfolio may be invested with the assets belonging to the other class of such Portfolio and, if so, the income, earnings, profits and proceeds thereof shall be allocated to each class of the Portfolio in the proportion that the assets belonging to each class bear to the total assets of the Portfolio or as otherwise determined by the Board of Directors.

             (b) Dividends or distributions on shares of each Class of each Portfolio, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to each such Class.

             (c) In event of the liquidation or dissolution of the Corporation, the holders of each Class of each Portfolio shall each be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, other than general assets not belonging to any particular Class, assets belonging to such Class of such Portfolio. The assets so distributable to the holders of each Class of each Portfolio shall be distributed among such stockholders in proportion to the number of shares of each such Class held by them and recorded on the books of the Corporation.

             (d) The assets belonging to each Class of each Portfolio shall be charged with the expenses and liabilities of the Corporation in respect of such shares as well as with such Class' share of the general expenses and liabilities of the Corporation as determined by the Board of Directors. The expenses and liabilities so charged to each Class are herein referred to as "expenses and liabilities belonging to" such Class. The determination of the Board of Directors shall be conclusive as to the allocation of expenses and liabilities, including accrued expenses and reserves, and assets to a given Class or Classes.

             (e) On each matter submitted to a vote of the stockholders, each holder of shares of a Class shall be entitled to one vote for each such share standing in his name on the books of the Corporation and shall vote together with the holders of all Classes of stock as a single Class; provided, however, that holders of each Class of a Portfolio shall have the exclusive right to vote on any agreement or other matter requiring shareholder vote that relates only to that Class of such Portfolio and that to the extent Class voting is required by the Investment Company Act of 1940 or Maryland law as to any such matter, those requirements shall apply. Any fractional share, if any such fractional share is outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends, but excluding the right to receive a stock certificate evidencing a fractional share.

             (f) The net asset value of each Class of each Portfolio shall be computed separately from that of each other Class of that Portfolio or any other class of stock of the Corporation.

         SIXTH: The shares aforesaid have been duly reclassified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.

         IN WITNESS WHEREOF, HATTERAS FUNDS, INC. has caused these Articles Supplementary to be executed by its Executive Vice President and its corporate seal to be affixed and attested by its Secretary on this 30th day of November, 1989. The Executive Vice President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation, and states under the penalties of perjury that to the best of his knowledge, information and belief the matters and facts relating to approval hereof are true in all material respects.

[SEAL]                                         HATTERAS FUNDS, INC.


                                               By: /S/ Robert H. Graham
                                                   ---------------------------
                                                     Robert H. Graham
                                                     Executive Vice President


ATTEST:


/S/ William H. Kleh
---------------------------
William H. Kleh, Secretary